HealthStream Announces Third Quarter 2020 Results Page 1 October 26, 2020	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Vice President,
Investor Relations &
Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES THIRD QUARTER 2020 RESULTS

NASHVILLE, Tenn. (October 26, 2020)—HealthStream, Inc. (Nasdaq: HSTM), a leading provider of workforce and provider solutions for the healthcare industry, announced today results for the third quarter ended September 30, 2020. In this earnings release, results for the three and nine months ended September 30, 2020 are presented for continuing operations only, as our results for the three and nine months ended September 30, 2019 reflect a gain on the sale of our previously divested Patient Experience business included in discontinued operations.

Third Quarter 2020

•	Revenues of $60.9 million in the third quarter of 2020, down 3% from $62.5 million in the third quarter of 2019.
•	Operating income of $3.1 million in the third quarter of 2020, down 16% from $3.7 million in the third quarter of 2019.
•	Income from continuing operations of $2.6 million in the third quarter of 2020, down 24% from $3.5 million in the third quarter of 2019.
•	Earnings per share (EPS) from continuing operations of $0.08 per share (diluted) in the third quarter of 2020 down from $0.11 per share (diluted) in the third quarter of 2019.
•	Adjusted EBITDA[1] from continuing operations of $11.1 million in the third quarter of 2020, down 3% from $11.5 million in the third quarter of 2019.

Fourth Quarter 2020 Event

•	On October 12, 2020, we acquired ShiftWizard, Inc., which provides a SaaS-based solution that integrates key workforce management capabilities, including scheduling, productivity, and forecasting.

Financial Results:

Third Quarter 2020 Compared to Third Quarter 2019

Revenues for the third quarter of 2020 decreased by $1.6 million, or 3 percent, to $60.9 million, compared to $62.5 million for the third quarter of 2019.

Revenues from our Workforce Solutions segment were $49.2 million for the third quarter of 2020, compared to $51.0 million for the third quarter of 2019. The decrease in revenues from legacy resuscitation products drove this decline, as such products were $9.7 million in the third quarter of 2020 compared to $13.4 million in the third quarter of 2019, a decrease of $3.7 million. Other workforce revenues increased by $1.9 million, or five percent, and included growth in platform and content subscriptions of $2.6 million, or 7 percent, offset by a decline in professional services revenues of $0.7 million, or 43 percent.

1 Adjusted EBITDA from continuing operations is a non-GAAP financial measure. A reconciliation of adjusted EBITDA from continuing operations to income from continuing operations and disclosure regarding why we believe adjusted EBITDA from continuing operations provides useful information to investors is included later in this release.

HealthStream Announces Third Quarter 2020 Results Page 2 October 26, 2020

Revenues from our Provider Solutions segment were $11.7 million for the third quarter of 2020, compared to $11.4 million for the third quarter of 2019. Revenue growth of $0.3 million was primarily attributable to revenues from the CredentialMyDoc acquisition, which was completed in December 2019.

Operating income was $3.1 million for the third quarter of 2020 compared to $3.7 million from the third quarter of 2019. The reduction in operating income resulted primarily from higher product development expense, due diligence costs, and higher amortization associated with increased capitalized software and additions to acquired intangibles. In addition, results for the third quarter of 2020 included a $1.9 million compensation charge for a supplemental payroll payment to our employees (excluding executive officers) to offset the impact of 2020 salary increases that were foregone as a result of the earlier expense management measures as well as an increase to the 401k match for all of our employees by one percent, both of which reward employees for their numerous contributions during these unprecedented times. Partially offsetting these expense increases was a reduction in employee travel of $1.2 million as a result of the COVID-19 pandemic.

Income from continuing operations was $2.6 million in the third quarter of 2020, down 24 percent from $3.5 million in the third quarter of 2019, and EPS from continuing operations was $0.08 per share (diluted) in the third quarter of 2020, compared to $0.11 per share (diluted) for the third quarter of 2019.

Adjusted EBITDA from continuing operations was $11.1 million for the third quarter of 2020, down 3 percent from $11.5 million in the third quarter of 2019.

At September 30, 2020, the Company had cash and cash equivalents and marketable securities of $149.7 million. Capital expenditures incurred during the third quarter of 2020 were $5.2 million.

Year-to-Date 2020 Compared to Year-to-Date 2019

For the first nine months of 2020, revenues were $183.0 million, a decrease of 4 percent over revenues of $191.4 million for the first nine months of 2019. Operating income for the first nine months of 2020 increased by 29 percent to $14.7 million, compared to $11.4 million for the first nine months of 2019. Income from continuing operations for the first nine months of 2020 was $13.2 million, up 24 percent from $10.6 million for the first nine months of 2019. Earnings per share from continuing operations were $0.41 per share (diluted) for the first nine months of 2020, compared to $0.33 per share (diluted) for the first nine months of 2019. Net income for the first nine months of 2020 increased to $13.2 million, compared to $12.1 million for the first nine months of 2019. Earnings per share were $0.41 per share (diluted) for the first nine months of 2020, compared to $0.37 per share (diluted) for the first nine months of 2019. Adjusted EBITDA from continuing operations decreased by 2 percent to $34.9 million for the first nine months of 2020, compared to $35.7 million for the first nine months of 2019. Adjusted EBITDA (from continuing and discontinued operations) decreased to $34.9 million for the first nine months of 2020, compared to $37.7 million for the first nine months of 2019.

Other Business Updates

At September 30, 2020, we had approximately 3.82 million contracted subscriptions to hStream™, our Platform-as-a-Service technology. hStream technology enables healthcare organizations and their respective workforces to easily connect to and gain value from the growing HealthStream ecosystem of applications, tools, and content.

On March 13, 2020, the Company’s Board of Directors authorized a share repurchase program to repurchase up to $30.0 million of outstanding shares of common stock. Pursuant to this authorization

HealthStream Announces Third Quarter 2020 Results Page 3 October 26, 2020

the Company acquired shares valued at $6.3 million in the third quarter, for a total amount repurchased of $16.3 million through the end of the third quarter, and may continue to make such purchases in the open market through privately negotiated transactions or otherwise, including under a Rule 10b5-1 plan. The share repurchase program will terminate on the earlier of March 12, 2021 or when the maximum dollar amount has been expended. The share repurchase program does not require the Company to acquire any amount of shares and may be suspended or discontinued at any time.

Fourth Quarter 2020 Event

On October 12, 2020, the Company acquired ShiftWizard, Inc., a Raleigh, North Carolina-based company focused on providing a SaaS-based solution that integrates key workforce management capabilities, including scheduling, productivity, and forecasting, for approximately $32.0 million in cash, subject to working capital and other customary purchase price adjustments. This acquisition adds a new enterprise solution to the Company’s workforce offerings supporting healthcare professionals and their management in effective staff scheduling—where administrative work is reduced, cost-savings are gained, and productivity data is made readily accessible to managers.

Financial Outlook for 2020

The Company continues to believe that the extent, timing, and duration of COVID-19’s negative impact on its operating results and financial condition will be driven by many factors, including the length and severity of the COVID-19 pandemic and the impact of the pandemic on economic activity, particularly with respect to healthcare organizations. As a result of the unpredictable and evolving environment related to the COVID-19 pandemic, the Company is not providing 2020 guidance in this earnings release.

“Having completed our acquisition of ShiftWizard in October, we are pleased to welcome ShiftWizard customers and employees to HealthStream,” said Robert A. Frist, Jr., Chief Executive Officer, HealthStream. “We look forward to investing in and working to grow our market presence for all of our product portfolios, including our new scheduling management solution from ShiftWizard.”

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Vice President of Investor Relations and Corporate Communications, will be held on Tuesday, October 27, 2020, at 9:00 a.m. (ET). To listen to the conference, please dial 877-647-2842 (no conference ID needed) if you are calling within the domestic U.S. or Canada. If you are an international caller, please dial 914-495-8564 (no conference ID needed). The conference may also be accessed by going to http://ir.healthstream.com/events.cfm for the simultaneous Webcast of the call, which will subsequently be available for replay. The replay telephone numbers are 855-859-2056 (conference ID #4165394) for U.S. and Canadian callers and 404-537-3406 (conference ID #4165394) for international callers.

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA from continuing operations and adjusted EBITDA, both of which are non-GAAP financial measures used by management in analyzing the Company’s financial results and ongoing operational performance.

In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, stock based compensation, depreciation and amortization, changes in fair value of non-marketable equity investments, and the de-recognition of non-cash royalty expense resulting from our resolution of a mutual disagreement related to various elements of a past partnership which resulted in a reduction to cost of sales in the first quarter of 2020 (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for

HealthStream Announces Third Quarter 2020 Results Page 4 October 26, 2020

certain non-cash and non-operating items. Management also believes that adjusted EBITDA from continuing operations is a useful measure for evaluating the operating performance of the Company because such measure excludes the results of operations of the PX business that we no longer own and the gain on sale in connection with the sale of such business in February 2018 and thus reflects the Company’s ongoing business operations and assists in comparing the Company’s results of operations between periods. We also believe that adjusted EBITDA and adjusted EBITDA from continuing operations are useful to many investors to assess the Company’s ongoing results from current operations. Adjusted EBITDA and adjusted EBITDA from continuing operations are non-GAAP financial measures and should not be considered as measures of financial performance under GAAP. Because adjusted EBITDA and adjusted EBITDA from continuing operations are not measurements determined in accordance with GAAP, such non-GAAP financial measures are susceptible to varying calculations. Accordingly, adjusted EBITDA and adjusted EBITDA from continuing operations, as presented, may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

These non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP financial measures, which are set forth below in this release.

HealthStream Announces Third Quarter 2020 Results Page 5 October 26, 2020

About HealthStream

HealthStream (Nasdaq: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of solutions is contracted by healthcare organizations across the U.S. for workforce development, training & learning management, talent management, credentialing, privileging, provider enrollment, performance assessment, and managing simulation-based education programs. Based in Nashville, Tennessee, HealthStream has additional offices in Jericho, New York; Boulder, Colorado; Denver, Colorado; San Diego, California; Chicago, Illinois; Portland, Oregon; and Raleigh, North Carolina. For more information, visit http://www.healthstream.com or call 800-521-0574.

HealthStream Announces Third Quarter 2020 Results Page 6 October 26, 2020

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenues, net	$60,883	$62,450	$183,008	$191,417
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	23,302	25,348	66,596	79,015
Product development	8,192	7,195	23,491	21,763
Sales and marketing	8,863	9,003	26,286	28,343
Other general and administrative expenses	9,986	10,007	29,949	30,283
Depreciation and amortization	7,406	7,149	22,005	20,629
Total operating costs and expenses	57,749	58,702	168,327	180,033

Operating income	3,134	3,748	14,681	11,384

Other income, net	100	853	2,006	2,528

Income from continuing operations before income tax provision	3,234	4,601	16,687	13,912
Income tax provision	600	1,140	3,519	3,270
Income from continuing operations	2,634	3,461	13,168	10,642
Discontinued operations:
Gain on sale of discontinued operations	—	340	—	1,960
Income tax provision	—	89	—	515
Income from discontinued operations	—	251	—	1,445
Net income	$2,634	$3,712	$13,168	$12,087

Net income per share – basic:
Continuing operations	$0.08	$0.11	$0.41	$0.33
Discontinued operations	—	—	—	0.04
Net income per share - basic	$0.08	$0.11	$0.41	$0.37

Net income per share - diluted:
Continuing operations	$0.08	$0.11	$0.41	$0.33
Discontinued operations	—	—	—	0.04
Net income per share - diluted	$0.08	$0.11	$0.41	$0.37

Weighted average shares of common stock outstanding:
Basic	31,955	32,376	32,095	32,369
Diluted	31,981	32,437	32,121	32,416

HealthStream Announces Third Quarter 2020 Results Page 7 October 26, 2020

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$107,007	$131,538
Marketable securities	42,666	41,328
Accounts and unbilled receivables, net	30,305	30,376
Prepaid and other current assets	19,119	21,330
Total current assets	199,097	224,572

Capitalized software development, net	24,679	21,445
Property and equipment, net	21,793	26,065
Operating lease right of use assets, net	27,707	29,615
Goodwill and intangible assets, net	177,773	162,277
Deferred tax assets	269	269
Deferred commissions	17,783	17,645
Other assets	7,456	7,656
Total assets	$476,557	$489,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$32,404	$39,674
Deferred revenue	62,610	65,511
Total current liabilities	95,014	105,185
Deferred tax liabilities	13,394	13,183
Deferred revenue, non-current	1,751	1,918
Operating lease liability, noncurrent	28,665	30,733
Other long-term liabilities	1,468	357
Total liabilities	140,292	151,376

Shareholders’ equity:
Common stock	274,905	290,021
Accumulated other comprehensive income	6	4
Retained earnings	61,354	48,143
Total shareholders’ equity	336,265	338,168
Total liabilities and shareholders' equity	$476,557	$489,544

HealthStream Announces Third Quarter 2020 Results Page 8 October 26, 2020

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2020	2019
Operating activities:
Net income	$13,168	$12,087
Income from discontinued operations	—	(1,445)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,005	20,629
Stock based compensation	1,665	3,643
Amortization of deferred commissions	6,555	6,269
Deferred income taxes	2,330	1,803
Provision for doubtful accounts	160	99
Loss (gain) on equity method investments	8	(87)
Non-cash royalty expense	(3,440)	—
Change in fair value of non-marketable equity investments	(1,181)	—
Other	321	(101)
Changes in assets and liabilities:
Accounts and unbilled receivables	(9)	13,624
Prepaid and other assets	(4,019)	108
Accounts payable, accrued and other liabilities	(3,668)	(1,629)
Deferred revenue	(3,142)	(2,453)
Net cash provided by operating activities	30,753	52,547

Investing activities:
Business combinations, net of cash acquired	(21,449)	(18,018)
Proceeds from sale of discontinued operations	—	6,035
Changes in marketable securities	(1,656)	(4,105)
Proceeds from sale of fixed assets	—	13
Payments to acquire non-marketable equity investments	(1,257)	(3,342)
Purchases of property and equipment	(1,734)	(21,451)
Payments associated with capitalized software development	(12,366)	(11,179)
Net cash used in investing activities	(38,462)	(52,047)

Financing activities:
Proceeds from exercise of stock options	—	214
Taxes paid related to net settlement of equity awards	(429)	(1,030)
Payment of earn-outs related to prior acquisitions	—	(38)
Repurchases of common stock	(16,352)	—
Payment of cash dividends	(40)	(53)
Net cash used in financing activities	(16,821)	(907)

Effect of exchange rate changes on cash and cash equivalents	(1)	—
Net decrease in cash and cash equivalents	(24,531)	(407)
Cash and cash equivalents at beginning of period	131,538	134,321
Cash and cash equivalents at end of period	$107,007	$133,914

HealthStream Announces Third Quarter 2020 Results Page 9 October 26, 2020

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP income from continuing operations	$2,634	$3,461	$13,168	$10,642
Interest income	(88)	(864)	(919)	(2,538)
Interest expense	26	26	76	77
Income tax provision	600	1,140	3,519	3,270
Stock based compensation expense	557	569	1,665	3,643
Depreciation and amortization	7,406	7,149	22,005	20,629
Change in fair value of non-marketable equity investments	—	—	(1,181)	—
Non-cash royalty expense	—	—	(3,440)	—
Adjusted EBITDA from continuing operations	$11,135	$11,481	$34,893	$35,723

GAAP net income	$2,634	$3,712	$13,168	$12,087
Interest income	(88)	(864)	(919)	(2,538)
Interest expense	26	26	76	77
Income tax provision	600	1,229	3,519	3,785
Stock based compensation expense	557	569	1,665	3,643
Depreciation and amortization	7,406	7,149	22,005	20,629
Change in fair value of non-marketable equity investments	—	—	(1,181)	—
Non-cash royalty expense	—	—	(3,440)	—
Adjusted EBITDA	$11,135	$11,821	$34,893	$37,683

(1)This press release contains certain non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA from continuing operations, which are used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces Third Quarter 2020 Results Page 10 October 26, 2020

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for financial performance for 2020 as well as the anticipated impact of the COVID-19 pandemic on our financial results, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including, without limitation, as the result of developments related to the COVID-19 pandemic, such as the length and severity of the pandemic; the timing and availability of medical treatments and vaccines with respect to    COVID-19; business and economic conditions resulting from the pandemic; the impact on the pandemic on healthcare organizations; measures we are taking to respond to the pandemic; the impact of governmental action and regulation in connection with the pandemic (including the CARES Act); the timing and availability of effective medical treatments and vaccines; potential workforce disruptions; and the disruption in capital and financial markets; as well as risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 26, 2020 and the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2020 filed on April 30, 2020 and for the three and six months ended June 30, 2020 filed on July 30, 2020, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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